SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 22, 2002
(To Prospectus dated January 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                          Alternative Loan Trust 2002-3
                                     Issuer

                Mortgage Pass-Through Certificates, Series 2002-4

                                ---------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated March 22, 2002, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 16, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $1,412,576.

o Exhibit 1 to this Supplement is the monthly statement made available to holders of the Class PO Certificates on the September 25, 2002 distribution date.

o This Supplement also modifies the "Method of Distribution" section on page S-63 of the Prospectus Supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


                  The monthly statement furnished to the Certificateholders on the September 25, 2002 Distribution Date is included herein as Exhibit 1.


                             METHOD OF DISTRIBUTION


                  Pursuant to a Placement Agency Agreement, dated as of October 30, 2002, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made a prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this Supplement, that the closing date for the purchase of the Class PO Certificates is October 30, 2002, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 79.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                      (Pre-tax Yields to Maturity)

                                     Percentage of the Prepayment Assumption
                                  --------------------------------------------
    Class                          0%       50%      100%      150%       200%
    -----                          --       ---      ----      ----       ----

    Class PO.................     1.2%      3.1%      5.6%      8.6%      12.0%

                  It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

        THE                                           Distribution Date: 9/25/02
       BANK OF
        NEW
        YORK

101 Barclay St, 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-3
                       Mortgage Pass-Through Certificates
                                 Series 2002-04

                 Certificateholder Monthly Distribution Summary
-------------------------------------------------------------------------------------------------------------------------------
                                              Certificate                                      Pass
                               Class              Rate                  Beginning             Through        Principal
 Class         Cusip        Description           Type                   Balance              Rate(%)       Distribution
-------------------------------------------------------------------------------------------------------------------------------
  A1         12669CWE6        Senior            Fix-30/360            46,949,445.45            6.750000       2,524,521.33
  A2         12669CWF3        Senior            Fix-30/360           104,706,461.67            6.000000       5,630,177.18
  A3         12669CWG1        Senior            Fix-30/360             1,800,000.00            6.250000                  -
  A4         12669CWH9        Senior            Fix-30/360             1,200,000.00            7.500000                  -
  A5         12669CWJ5        Senior            Fix-30/360             5,000,000.00            6.750000                  -
  A6         12669CWK2        Senior            Fix-30/360             4,000,000.00            6.750000                  -
  A7         12669CWL0        Senior            Fix-30/360             1,500,000.00            6.500000                  -
  A8         12669CWM8        Senior            Fix-30/360             1,500,000.00            7.000000                  -
  A9         12669CWN6        Senior            Var-30/360            44,874,197.86            2.360000       2,412,933.08
  A10        12669CWP1       Strip IO           Var-30/360            44,874,197.86            6.140000                  -
  A11        12669CWQ9        Senior            Fix-30/360            13,879,000.00            6.750000                  -
  A12        12669CWR7        Senior            Fix-30/360            30,000,000.00            6.750000                  -
  PO         12669CWS5       Strip PO           Fix-30/360             1,432,803.94            0.000000          20,227.34
  AR         12669CWT3        Senior            Fix-30/360                        -            6.750000                  -
-------------------------------------------------------------------------------------------------------------------------------
  M          12669CWU0        Junior            Fix-30/360             5,978,104.38            6.750000           4,698.43
  B1         12669CWV8        Junior            Fix-30/360             2,540,694.36            6.750000           1,996.83
  B2         12669CWW6        Junior            Fix-30/360             1,793,431.31            6.750000           1,409.53
  B3         12669CWX4        Junior            Fix-30/360               896,715.66            6.750000             704.76
  B4         12669CWY2        Junior            Fix-30/360               747,263.05            6.750000             587.30
  B5         12669CWZ9        Junior            Fix-30/360               748,134.91            6.750000             587.99
-------------------------------------------------------------------------------------------------------------------------------
Totals                                                               269,546,252.59                          10,597,843.77
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                    Current                       Cumulative
               Interest            Total            Realized      Ending           Realized
 Class        Distribution      Distribution         Losses       Balance            Losses
---------------------------------------------------------------------------------------------
  A1            264,090.63        2,788,611.96         -       44,424,924.12           -
  A2            523,532.31        6,153,709.48         -       99,076,284.49           -
  A3              9,375.00            9,375.00         -        1,800,000.00           -
  A4              7,500.00            7,500.00         -        1,200,000.00           -
  A5             28,125.00           28,125.00         -        5,000,000.00           -
  A6             22,500.00           22,500.00         -        4,000,000.00           -
  A7              8,125.00            8,125.00         -        1,500,000.00           -
  A8              8,750.00            8,750.00         -        1,500,000.00           -
  A9             88,252.59        2,501,185.66         -       42,461,264.78           -
  A10           229,606.31          229,606.31         -       42,461,264.78           -
  A11            78,069.37           78,069.37         -       13,879,000.00           -
  A12           168,750.00          168,750.00         -       30,000,000.00           -
  PO                     -           20,227.34         -        1,412,576.60           -
  AR                     -                   -         -                   -           -
-----------------------------------------------------------------------------------------
  M              33,626.84           38,325.27         -        5,973,405.95           -
  B1             14,291.41           16,288.24         -        2,538,697.53           -
  B2             10,088.05           11,497.58         -        1,792,021.78           -
  B3              5,044.03            5,748.79         -          896,010.89           -
  B4              4,203.35            4,790.66         -          746,675.74           -
  B5              4,208.26            4,796.25         -          747,546.92           -
-----------------------------------------------------------------------------------------
Totals        1,508,138.15       12,105,981.91         -      258,948,408.80           -
-----------------------------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
       BANK OF
        NEW
        YORK

101 Barclay St, 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-3
                       Mortgage Pass-Through Certificates
                                 Series 2002-04

                          Principal Distribution Detail
--------------------------------------------------------------------------------------------------------------------------
                               Original              Beginning          Scheduled                            Unscheduled
                              Certificate           Certificate         Principal           Accretion          Principal
 Class        Cusip             Balance               Balance          Distribution         Principal         Adjustments
--------------------------------------------------------------------------------------------------------------------------
  A1         12669CWE6        54,206,000.00       46,949,445.45        2,524,521.33              -                  -
  A2         12669CWF3       120,890,000.00      104,706,461.67        5,630,177.18              -                  -
  A3         12669CWG1         1,800,000.00        1,800,000.00                   -              -                  -
  A4         12669CWH9         1,200,000.00        1,200,000.00                   -              -                  -
  A5         12669CWJ5         5,000,000.00        5,000,000.00                   -              -                  -
  A6         12669CWK2         4,000,000.00        4,000,000.00                   -              -                  -
  A7         12669CWL0         1,500,000.00        1,500,000.00                   -              -                  -
  A8         12669CWM8         1,500,000.00        1,500,000.00                   -              -                  -
  A9         12669CWN6        51,810,000.00       44,874,197.86        2,412,933.08              -                  -
  A10        12669CWP1        51,810,000.00       44,874,197.86                   -              -                  -
  A11        12669CWQ9        13,879,000.00       13,879,000.00                   -              -                  -
  A12        12669CWR7        30,000,000.00       30,000,000.00                   -              -                  -
  PO         12669CWS5         1,464,024.96        1,432,803.94           20,227.34              -                  -
  AR         12669CWT3               100.00                   -                   -              -                  -
--------------------------------------------------------------------------------------------------------------------------
  M          12669CWU0         6,000,000.00        5,978,104.38            4,698.43              -                  -
  B1         12669CWV8         2,550,000.00        2,540,694.36            1,996.83              -                  -
  B2         12669CWW6         1,800,000.00        1,793,431.31            1,409.53              -                  -
  B3         12669CWX4           900,000.00          896,715.66              704.76              -                  -
  B4         12669CWY2           750,000.00          747,263.05              587.30              -                  -
  B5         12669CWZ9           750,875.04          748,134.91              587.99              -                  -
--------------------------------------------------------------------------------------------------------------------------
Totals                       300,000,000.00      269,546,252.59       10,597,843.77              -                  -
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                 Net            Current       Ending              Ending
              Principal         Realized    Certificate         Certificate
 Class       Distribution        Losses       Balance              Factor
-----------------------------------------------------------------------------
  A1         2,524,521.33           -       44,424,924.12       0.81955732061
  A2         5,630,177.18           -       99,076,284.49       0.81955732061
  A3                    -           -        1,800,000.00       1.00000000000
  A4                    -           -        1,200,000.00       1.00000000000
  A5                    -           -        5,000,000.00       1.00000000000
  A6                    -           -        4,000,000.00       1.00000000000
  A7                    -           -        1,500,000.00       1.00000000000
  A8                    -           -        1,500,000.00       1.00000000000
  A9         2,412,933.08           -       42,461,264.78       0.81955732061
  A10                   -           -       42,461,264.78       0.81955732061
  A11                   -           -       13,879,000.00       1.00000000000
  A12                   -           -       30,000,000.00       1.00000000000
  PO            20,227.34           -        1,412,576.60       0.96485827580
  AR                    -           -                   -       0.00000000000
------------------------------------------------------------------------------
  M              4,698.43           -        5,973,405.95       0.99556765780
  B1             1,996.83           -        2,538,697.53       0.99556765780
  B2             1,409.53           -        1,792,021.78       0.99556765780
  B3               704.76           -          896,010.89       0.99556765780
  B4               587.30           -          746,675.74       0.99556765780
  B5               587.99           -          747,546.92       0.99556767305
------------------------------------------------------------------------------
Totals      10,597,843.77           -      258,948,408.80
------------------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
       BANK OF
        NEW
        YORK

101 Barclay St, 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-3
                       Mortgage Pass-Through Certificates
                                 Series 2002-04

                          Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------
                 Beginning                Pass              Accrued           Cumulative                     Total
                Certificate              Through            Optimal             Unpaid        Deferred      Interest
Class             Balance                Rate (%)           Interest           Interest       Interest         Due
-----------------------------------------------------------------------------------------------------------------------------
  A1            46,949,445.45            6.750000          264,090.63              -              -         264,090.63
  A2           104,706,461.67            6.000000          523,532.31              -              -         523,532.31
  A3             1,800,000.00            6.250000            9,375.00              -              -           9,375.00
  A4             1,200,000.00            7.500000            7,500.00              -              -           7,500.00
  A5             5,000,000.00            6.750000           28,125.00              -              -          28,125.00
  A6             4,000,000.00            6.750000           22,500.00              -              -          22,500.00
  A7             1,500,000.00            6.500000            8,125.00              -              -           8,125.00
  A8             1,500,000.00            7.000000            8,750.00              -              -           8,750.00
  A9            44,874,197.86            2.360000           88,252.59              -              -          88,252.59
  A10           44,874,197.86            6.140000          229,606.31              -              -         229,606.31
  A11           13,879,000.00            6.750000           78,069.37              -              -          78,069.37
  A12           30,000,000.00            6.750000          168,750.00              -              -         168,750.00
  PO             1,432,803.94            0.000000                   -              -              -                  -
  AR                        -            6.750000                   -              -              -                  -
-----------------------------------------------------------------------------------------------------------------------------
  M              5,978,104.38            6.750000           33,626.84              -              -          33,626.84
  B1             2,540,694.36            6.750000           14,291.41              -              -          14,291.41
  B2             1,793,431.31            6.750000           10,088.05              -              -          10,088.05
  B3               896,715.66            6.750000            5,044.03              -              -           5,044.03
  B4               747,263.05            6.750000            4,203.35              -              -           4,203.35
  B5               748,134.91            6.750000            4,208.26              -              -           4,208.26
-----------------------------------------------------------------------------------------------------------------------------
Totals         269,546,252.59                            1,508,138.15              -              -       1,508,138.15
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
                 Net        Unscheduled
              Prepayment      Interest       Interest
Class        Int Shortfall   Adjustment        Paid
--------------------------------------------------------
  A1               -              -          264,090.63
  A2               -              -          523,532.31
  A3               -              -            9,375.00
  A4               -              -            7,500.00
  A5               -              -           28,125.00
  A6               -              -           22,500.00
  A7               -              -            8,125.00
  A8               -              -            8,750.00
  A9               -              -           88,252.59
  A10              -              -          229,606.31
  A11              -              -           78,069.37
  A12              -              -          168,750.00
  PO               -              -                   -
  AR               -              -                   -
--------------------------------------------------------
  M                -              -           33,626.84
  B1               -              -           14,291.41
  B2               -              -           10,088.05
  B3               -              -            5,044.03
  B4               -              -            4,203.35
  B5               -              -            4,208.26
--------------------------------------------------------
Totals             -              -        1,508,138.15
--------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
       BANK OF
        NEW
        YORK

101 Barclay St, 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-3
                       Mortgage Pass-Through Certificates
                                 Series 2002-04

                           Current Payment Information
                               Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                                         Original         Beginning Cert.                                             Ending Cert.
                                        Certificate          Notional           Principal            Interest           Notional
Class               Cusip                 Balance             Balance          Distribution        Distribution         Balance
-----------------------------------------------------------------------------------------------------------------------------------
  A1               12669CWE6            54,206,000.00       866.130049348       46.572728733        4.871981528       819.557320615
  A2               12669CWF3           120,890,000.00       866.130049348       46.572728733        4.330650247       819.557320615
  A3               12669CWG1             1,800,000.00      1000.000000000        0.000000000        5.208333333      1000.000000000
  A4               12669CWH9             1,200,000.00      1000.000000000        0.000000000        6.250000000      1000.000000000
  A5               12669CWJ5             5,000,000.00      1000.000000000        0.000000000        5.625000000      1000.000000000
  A6               12669CWK2             4,000,000.00      1000.000000000        0.000000000        5.625000000      1000.000000000
  A7               12669CWL0             1,500,000.00      1000.000000000        0.000000000        5.416666667      1000.000000000
  A8               12669CWM8             1,500,000.00      1000.000000000        0.000000000        5.833333333      1000.000000000
  A9               12669CWN6            51,810,000.00       866.130049348       46.572728733        1.703389097       819.557320615
  A10              12669CWP1            51,810,000.00       866.130049348        0.000000000        4.431698752       819.557320615
  A11              12669CWQ9            13,879,000.00      1000.000000000        0.000000000        5.625000000      1000.000000000
  A12              12669CWR7            30,000,000.00      1000.000000000        0.000000000        5.625000000      1000.000000000
  PO               12669CWS5             1,464,024.96       978.674528997       13.816253195        0.000000000       964.858275802
  AR               12669CWT3                   100.00         0.000000000        0.000000000        0.000000000         0.000000000
-----------------------------------------------------------------------------------------------------------------------------------
  M                12669CWU0             6,000,000.00       996.350729898        0.783072100        5.604472856       995.567657798
  B1               12669CWV8             2,550,000.00       996.350729898        0.783072100        5.604472856       995.567657798
  B2               12669CWW6             1,800,000.00       996.350729898        0.783072100        5.604472856       995.567657798
  B3               12669CWX4               900,000.00       996.350729898        0.783072100        5.604472856       995.567657798
  B4               12669CWY2               750,000.00       996.350729898        0.783072100        5.604472856       995.567657798
  B5               12669CWZ9               750,875.04       996.350745166        0.783072112        5.604472942       995.567673054
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                 300,000,000.00       898.487508633       35.326145900        5.027127167       863.161362667
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------
                         Pass
                        Through
Class                   Rate (%)
----------------------------------
  A1                     6.750000
  A2                     6.000000
  A3                     6.250000
  A4                     7.500000
  A5                     6.750000
  A6                     6.750000
  A7                     6.500000
  A8                     7.000000
  A9                     2.360000
  A10                    6.140000
  A11                    6.750000
  A12                    6.750000
  PO                     0.000000
  AR                     6.750000
----------------------------------
  M                      6.750000
  B1                     6.750000
  B2                     6.750000
  B3                     6.750000
  B4                     6.750000
  B5                     6.750000
----------------------------------
Totals
----------------------------------

        THE
       BANK OF
        NEW
        YORK

101 Barclay St, 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-3
                       Mortgage Pass-Through Certificates
                                 Series 2002-04

Pool Level Data

Distribution Date                                                                                                           9/25/02
Cut-off Date                                                                                                                 3/1/02
Determination Date                                                                                                           9/1/02
Accrual Period 30/360                               Begin                                                                    8/1/02
                                                    End                                                                      9/1/02
Number of Days in 30/360 Accrual Period                                                                                          30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                                                 300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    269,546,252.58
Ending Aggregate Pool Stated Principal Balance                                                                       258,948,408.80

Beginning Aggregate Certificate Stated Principal Balance                                                             269,546,252.58
Ending Aggregate Certificate Stated Principal Balance                                                                258,948,408.80

Beginning Aggregate Loan Count                                                                                                  632
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  25
Ending Aggregate Loan Count                                                                                                     607

Beginning Weighted Average Loan Rate (WAC)                                                                                7.430445%
Ending Weighted Average Loan Rate (WAC)                                                                                   7.421203%

Beginning Net Weighted Average Loan Rate                                                                                  6.714120%
Ending Net Weighted Average Loan Rate                                                                                     6.713178%

Weighted Average Maturity (WAM) (Months)                                                                                        353

Servicer Advances                                                                                                         63,203.42

Aggregate Pool Prepayment                                                                                             10,385,796.03
Pool Prepayment Rate                                                                                                    37.6178 CPR


--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------

Senior Percentage                                                                                                    95.2615791081%
Senior Prepayment Percentage                                                                                        100.0000000000%

                                     Page 1

        THE
       BANK OF
        NEW
        YORK

101 Barclay St, 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-3
                       Mortgage Pass-Through Certificates
                                 Series 2002-04

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------

Subordinate Percentage                                                                                              4.7384208919%
Subordinate Prepayment Percentage                                                                                   0.0000000000%

Certificate Account

Beginning Balance                                                                                                               -

Deposit
Payments of Interest and Principal                                                                                  12,258,034.80
Liquidation Proceeds                                                                                                            -
All Other Proceeds                                                                                                              -
Other Amounts                                                                                                                   -
                                                                                                                    -------------
Total Deposits                                                                                                      12,258,034.80

Withdrawals
Reimbursement of Servicer Advances                                                                                              -
Payment of Master Servicer Fees                                                                                         49,327.54
Payment of Sub Servicer Fees                                                                                           102,725.24
Payment of Other Fees                                                                                                           -
Payment of Insurance Premium(s)                                                                                                 -
Payment of Personal Mortgage Insurance                                                                                 102,725.24
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                -
Payment of Principal and Interest                                                                                   12,105,982.02
                                                                                                                    -------------
Total Withdrawals                                                                                                   12,360,760.04

Ending Balance                                                                                                                  -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                6,827.93
Compensation for Gross PPIS from Servicing Fees                                                                          6,827.93
Other Gross PPIS Compensation                                                                                                   -
                                                                                                                         --------
Total Net PPIS (Non-Supported PPIS)                                                                                             -

Master Servicing Fees Paid                                                                                              49,327.54
Sub Servicing Fees Paid                                                                                                102,725.24
Insurance Premium(s) Paid                                                                                                       -

        THE
       BANK OF
        NEW
        YORK

101 Barclay St, 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-3
                       Mortgage Pass-Through Certificates
                                 Series 2002-04

Personal Mortgage Insurance Fees Paid                                                                                  102,725.24
Other Fees Paid                                                                                                                 -
                                                                                                                       ----------
Total Fees                                                                                                             254,778.02


--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                               30-59 Days       60-89 Days             90+ Days                 Totals
-----------                                               ----------       ----------             --------                 ------

Scheduled Principal Balance                             4,867,562.66     1,335,352.72         1,393,727.00           7,596,642.38
Percentage of Total Pool Balance                           1.879742%        0.515683%            0.538226%              2.933651%
Number of Loans                                                   12                3                    3                     18
Percentage of Total Loans                                  1.976936%        0.494234%            0.494234%              2.965404%

Foreclosure
-----------

Scheduled Principal Balance                                                                                            926,877.20
Percentage of Total Pool Balance                                                                                        0.357939%
Number of Loans                                                                                                                 2
Percentage of Total Loans                                                                                               0.329489%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                     -
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
---

Scheduled Principal Balance                                                                                                     -
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                     -
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                         -
Additional Gains (Recoveries)/Losses                                                                                            -
Total Realized Losses                                                                                                           -

        THE
       BANK OF
        NEW
        YORK

101 Barclay St, 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-3
                       Mortgage Pass-Through Certificates
                                 Series 2002-04

--------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                              Original               Current
----------                                                                              --------               -------

Bankruptcy Loss                                                                       100,000.00            100,000.00
Bankruptcy Percentage                                                                  0.033333%             0.038618%
Credit/Fraud Loss                                                                   3,000,000.00          3,000,000.00
Credit/Fraud Loss Percentage                                                           1.000000%             1.158532%
Special Hazard Loss                                                                 3,000,000.00          2,707,389.46
Special Hazard Loss Percentage                                                         1.000000%             1.045532%

Credit Support                                                                          Original               Current
--------------                                                                          --------               -------

Class A                                                                           287,249,124.96        246,254,049.99
Class A Percentage                                                                    95.749708%            95.097727%

Class M                                                                             6,000,000.00          5,973,405.95
Class M Percentage                                                                     2.000000%             2.306794%

Class B1                                                                            2,550,000.00          2,538,697.53
Class B1 Percentage                                                                    0.850000%             0.980387%

Class B2                                                                            1,800,000.00          1,792,021.78
Class B2 Percentage                                                                    0.600000%             0.692038%

Class B3                                                                              900,000.00            896,010.89
Class B3 Percentage                                                                    0.300000%             0.346019%

Class B4                                                                              750,000.00            746,675.74
Class B4 Percentage                                                                    0.250000%             0.288349%

Class B5                                                                              750,875.04            747,546.92
Class B5 Percentage                                                                    0.250292%             0.288686%

                                     Page 4